Form 10-K, Exhibit 13
period 1997-04-30
SHEFFIELD STEEL CORP
filed 1997-07-29
CIK 910719

                                                                      Exhibit 13

                  SHEFFIELD STEEL CORPORATION AND SUBSIDIARIES

          Computation of Earnings Before Interest, Taxes, Depreciation,
       Amortization, and Non-cash Post-retirement Benefit Expense (EBITDA)
                                 (In thousands)


                                                                                Years Ended April 30,
                                                                        ------------------------------------
                                                                        1995           1996          1997
                                                                        ----           ----          ----
         Net income (loss)                                         $   1,825          (3,091)       (3,509)
         Interest expense                                              8,049          11,733        11,769
         Income tax expense                                              197             -             -
         Depreciation and amortization                                 5,930           6,567         6,775
         Accrual of post-retirement benefit
           expense, net of cash paid                                   2,523           1,747         1,272
                                                                     -------         -------        ------

              EBITDA                                               $  18,524        $ 16,956      $ 16,307
                                                                     =======         =======        ======

         Restructuring expense                                           -               -           1,320
                                                                     -------         -------        ------

              EBITDA, excluding restructuring expense              $  18,524        $ 16,956      $ 17,627
                                                                     =======         =======        ======
