Form 10-K, Exhibit 13
period 1998-04-30
SHEFFIELD STEEL CORP
filed 1998-07-29
CIK 910719

                                                                      EXHIBIT 13

                 SHEFFIELD STEEL CORPORATION AND SUBSIDIARIES

         COMPUTATION OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION,
      AMORTIZATION, AND NON-CASH POST-RETIREMENT BENEFIT EXPENSE (EBITDA)
                                (IN THOUSANDS)

                                                                        Years Ended April 30,
                                                            ----------------------------------------------
                                                                       1996            1997           1998
                                                                    -------         -------        -------
     Net income (loss) before extraordinary item                    $(3,091)         (3,509)         1,302
     Interest expense                                                11,733          11,769         12,300
     Income tax expense                                                   -               -              -
     Depreciation and amortization                                    6,567           6,775          7,112
     Loss on retirement of equipment                                      -               -            180
     Accrual of post-retirement benefit
       expense, net of cash paid                                      1,747           1,272          1,893
                                                                    -------         -------        -------

       EBITDA                                                       $16,956         $16,307        $22,787
                                                                    =======         =======        =======

     Restructuring expense                                                -           1,320              -
                                                                    -------         -------        -------

       EBITDA, excluding restructuring expense                      $16,956         $17,627        $22,787
                                                                    =======         =======        =======