Form 10-K, Exhibit 13
period 1999-04-30
SHEFFIELD STEEL CORP
filed 1999-07-26
CIK 910719

                                                                      Exhibit 13

                 SHEFFIELD STEEL CORPORATION AND SUBSIDIARIES

         Computation of Earnings Before Interest, Taxes, Depreciation,
      Amortization, and Non-cash Post-retirement Benefit Expense (EBITDA)
                                 (In thousands)


                                                                           Years Ended April 30,
                                                                  ------------------------------------
                                                                  1997             1998           1999
                                                                  ----             ----           ----
     Net income (loss) before extraordinary item                   $ (3,509)       $  1,797       $  1,496
     Interest expense                                                11,769          12,300         14,599
     Income tax expense (benefit)                                         -            (495)             -
     Depreciation and amortization                                    6,775           7,112          7,726
     Gain (loss) on retirement of equipment                               -             180            (15)
     Accrual of post-retirement benefit
       expense, net of cash paid                                      1,272           1,893          1,392
                                                                   --------        --------       --------
       EBITDA                                                      $ 16,307        $ 22,787       $ 25,198
                                                                   ========        ========       ========

     Restructuring expense                                            1,320               -              -
                                                                   --------        --------       --------

       EBITDA, excluding restructuring expense                     $ 17,627        $ 22,787       $ 25,198
                                                                   ========        ========       ========