Form 10-K, Exhibit 13
period 2000-04-30
SHEFFIELD STEEL CORP
filed 2000-07-20
CIK 910719

                                                                      Exhibit 13

                  SHEFFIELD STEEL CORPORATION AND SUBSIDIARIES

         Computation of Earnings Before Interest, Taxes, Depreciation,
      Amortization, and Non-cash Post-retirement Benefit Expense (EBITDA)
                                 (In thousands)


                                                                         Years Ended April 30,
                                                            -----------------------------------------------
                                                                     1998            1999           2000
                                                                    -------         -------        -------
     Income before extraordinary item                               $ 1,797         $ 1,496        $   193
     Interest expense                                                12,300          14,599         15,167
     Income tax benefit                                                (495)              -              -
     Depreciation and amortization                                    7,112           7,726          8,343
     (Gain) loss on retirement of equipment                             180             (15)           132
     Accrual of post-retirement benefit
       expense, net of cash paid                                      1,893           1,392            999
                                                                    -------         -------        -------

       EBITDA                                                       $22,787         $25,198        $24,834
                                                                    =======         =======        =======

     Litigation Settlement                                                -          (2,256)        (2,379)
                                                                    -------         -------        -------

       EBITDA , Net of Litigation Settlement                        $22,787         $22,942        $22,455
                                                                    =======         =======        =======