Form 10-K, Exhibit 13
period 2001-04-30
SHEFFIELD STEEL CORP
filed 2001-07-30
CIK 910719

                                                                      Exhibit 13

                 SHEFFIELD STEEL CORPORATION AND SUBSIDIARIES

         Computation of Earnings Before Interest, Taxes, Depreciation,
      Amortization, and Non-cash Post-retirement Benefit Expense (EBITDA)
                                (In thousands)

                                                                        Years Ended April 30,
                                                              ---------------------------------------
                                                                2001            2000           1999
                                                              --------         -------        -------
Net income (loss) before extraordinary item                   $(24,806)        $   193        $ 1,496
Interest expense                                                16,919          15,167         14,599
Income tax expense (benefit)                                     7,400               -              -
Depreciation and amortization                                    8,446           8,343          7,726
Gain (loss) on retirement of equipment                              30             124            (15)
Accrual of post-retirement benefit
 expense, net of cash paid                                       1,052             999          1,392
                                                              --------         -------        -------

  EBITDA                                                      $  9,041         $24,826        $25,198
                                                              ========         =======        =======

Litigation Settlement                                                -          (2,379)        (2,256)
                                                              --------         -------        -------

  EBITDA, Net of Litigation Settlement                        $  9,041         $22,447        $22,942
                                                              ========         =======        =======

--------
* Companies with fiscal year ends beginning after March 15, 2001, who have not yet issued financial statements for their first interim period may early adopt Statement 142.

                                      53